EXHIBIT 4.4

Certificate Number: P-1                Number of Preferred Securities: 1,850,000

                   Certificate Evidencing Preferred Securities
                                       of
                         First Merchants Capital Trust I

                   8.75% Cumulative Trust Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)

                                                            CUSIP No. 32082A 200

     First Merchants Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO., (the "Holder") is the registered owner of 1,850,000 preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the 8.75% Cumulative Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust
Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this Certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement as of April 17, 2002, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by First Merchants Corporation, an Indiana corporation, and Wachovia Trust Company, National Association, as guarantee trustee, dated as of April 17, 2002, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     Unless the Certificate of Authentication has been manually executed by the Authentication Agent, this Certificate is not valid or effective.

     IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this Certificate this 17th day of April 2002.

FIRST MERCHANTS CAPITAL TRUST I

By:           /s/  Michael L. Cox                 , as Administrative Trustee
    ----------------------------------------------
     Name:         Michael L. Cox
          ----------------------------------------

By:           /s/  Larry R. Helms                 , as Administrative Trustee
    ----------------------------------------------
     Name:         Larry R. Helms
          ----------------------------------------

By:           /s/  Mark K. Hardwick               , as Administrative Trustee
    ----------------------------------------------
     Name:         Mark K. Hardwick
          ----------------------------------------

                                     LEGEND
                           FOR CERTIFICATES EVIDENCING
                        GLOBAL PREFERRED SECURITIES ONLY:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to First Merchants Capital Trust I or its agent for registration of
          transfer,   exchange,  or  payment,  and  any  certificate  issued  is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                        [FORM OF REVERSE OF CERTIFICATE]

     The Trust will furnish without charge to any registered owner of Preferred Securities who so requests, a copy of the Trust Agreement and the Guarantee. Any such request should be in writing and addressed to First Merchants Capital Trust I, c/o Wachovia Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention: Corporate Trust
Trustee Administration, or to the Registrar named on the face of this Certificate.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--  as tenants in common            UNIF GIFT MIN ACT--   under Uniform
TEN ENT--  as tenants by the entireties                          Gift to Minors
JT TEN--   as joint tenants with right of                        Act and not as
           survival                                              tenants

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

     (Please insert social security or other identifying number of assignee)

(insert address and zip code of assignee)

the within Certificate and all rights and interests represented by the Preferred Securities evidenced thereby, and hereby irrevocably constitutes and appoints

________________________________________________________________________attorney to transfer the said Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.


Dated: ___________________ Signature:   ________________________________________
                                        Note:   The    signature(s)    to   this
                                        assignment   must  correspond  with  the
                                        name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

________________________________________
NOTICE:  Signature(s) must be guaranteed
by an "eligible  guarantor  institution"
that is a  member  or  participant  in a
"signature guarantee program" (i.e., the
Securities   Transfer  Agents  Medallion
Program,  the Stock  Exchange  Medallion
Program or the New York Stock  Exchange,
Inc. Medallion Signature Program).

                 PREFERRED SECURITIES CERTIFICATE AUTHENTICATION

     This is one of the 8.75% Cumulative Trust Preferred Securities referred to in the within-mentioned Amended and Restated Trust Agreement.

WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Authentication Agent and Registrar

By: /s/  Edward L. Truitt, Jr.
    -----------------------------------
    Name: Edward L. Truitt, Jr.
          -----------------------------
    Title: Vice President
           ----------------------------